CONFIDENTIAL Page 1 OF 18 #100059892v4 EXHIBIT 10.5 CONSULTING AGREEMENT THIS CONSULTING AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) is made and entered into as of the date of last signature below (the “Effective Date”), by and between Arbutus Biopharma, Inc. (the “Company”), a Delaware corporation, having a place of business at 701 Veterans Circle, Warminster, PA 18974, and Karen Sims, an individual (“Consultant”) with domicile in XXXXX. The Company and Consultant may be referred to herein individually as “Party” or collectively as “Parties.” W I T N E S S E T H: WHEREAS, Consultant’s employment with the Company ceased, effective as of March 25, 2025 (the “Separation Date”); and WHEREAS, reference is made in this Agreement to that certain Separation Agreement and General Release Agreement provided by the Company to Consultant on the Separation Date in connection with Consultant’s termination of employment (the “Separation Agreement”); WHEREAS, the Company desires to engage Consultant to provide services to the Company, and Consultant desires to accept engagement on the terms and conditions hereinafter stated; NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows: 1. Services. 1.1. Consultant shall provide the services set forth on Exhibit A (the “Services”). Consultant shall be an active consultant to the Company and will attend meetings at the Company’s request or otherwise provide equivalent services to the Company remotely via e-mail, teleconference, or videoconference. 1.2. Consultant will carry out the Services to the best of Consultant’s ability in a professional manner consistent with industry standards, in accordance with the standard of care customarily observed with regard to such services in Consultant’s profession and using the Consultant’s expertise and creative talents. Consultant will perform Services in a timely manner and at a location, time and place that Consultant deems appropriate. Consultant will perform the Services in compliance with all Applicable Laws. “Applicable Laws” means all relevant federal, state and local laws, statutes, rules and regulations that are applicable to a Party’s activities hereunder, including, without limitation, all applicable laws, rules and regulations prohibiting sexual harassment. Consultant will also comply at all times with the applicable corporate policies of Company. 1.3. Without limiting the terms of this Agreement, Consultant and the Company acknowledge and agree this Agreement is an independent contractor agreement and does not create an employer/employee or agency relationship between the Company and Consultant. Accordingly, the Company shall have no withholding obligations with respect to Consultant’s compensation and Consultant shall be solely responsible for payment of, and shall indemnify and hold the Company harmless against all

CONFIDENTIAL Page 2 of 18 Karen Sims Consulting Agreement #100059892v4 taxes, including, without limitation, federal, state and local taxes arising out of Consultant’s compensation under this Agreement. Consultant shall not be covered by or have any rights to participate under any employee benefit plans of the Company that are in existence or hereafter adopted or implemented and the Company shall not be responsible for payment of workers’ compensation, disability benefits or unemployment insurance. Consultant acknowledges that Company is relying on Consultant’s expertise in the performance of the obligations under this Agreement, and Consultant has control of its activities in performing the Services under this Agreement with the right to exercise independent judgment as to carrying out the provisions of this Agreement. Consultant has the right to determine (in its sole control and exclusive discretion) the time, manner and method of the performance of Consultant’s obligations under this Agreement; Company’s sole interest being in the result of such obligations. Under no circumstance shall Consultant be considered an employee of the Company, nor at any time represent that they are an employee of the Company. As an independent contractor, Consultant shall not have the power or authority to bind the Company to any obligations whatsoever to third parties without the prior written consent of the Company. 1.4. Consultant represents and warrants to the Company that this Agreement does not violate or breach, and Consultant’s performance of Consultant’s obligations hereunder will not violate or breach, any terms or provisions of any agreement or understanding to which Consultant is subject or bound. Consultant represents, warrants, covenants and agrees that Consultant will not improperly use or disclose any proprietary information or trade secrets of any other party, and will not bring onto the premises of the Company or place on any Company network systems or any Company device any unpublished documents or any property belonging to any other party unless consented to in writing by said party. 1.5. Consultant further represents, warrants, covenants and agrees that in the performance of the Services, (a) Consultant is acting in Consultant’s individual capacity and not within the scope of Consultant’s employment for any third party, including without limitation, any institution, university or employer, (b) Consultant will not utilize any funding, equipment, or infrastructure provided by or through any third party employer, including without limitation, any institution, university or employer, and (c) Consultant will not conduct research or investigation in any experiment station, bureau, laboratory, research facility, or other facility of any third party employer, including without limitation, any institution, university or employer. 2. Term and Termination. 2.1. Subject to the terms and provisions set forth below in this Section 2, the term of this Agreement will begin on the later of (i) the Effective Date and (ii) March 27, 2025 and will remain in effect for thirty (30) calendar days thereafter (the “End Date”), unless and until terminated as set forth herein. This Agreement may be extended upon the mutual written consent of the Parties. The actual term of this Agreement is referred to as the “Consulting Period”). 2.2. Company may immediately terminate this Agreement (i) in the event that Consultant breaches any of Consultant’s obligations under this Agreement (including Sections 5 and 6 hereof), the Separation Agreement or any of Consultant’s obligations under Consultant’s signed Existing Employment Agreement and Employee Confidentiality and Proprietary Rights Agreement, in each case including Consultant’s confidentiality, invention assignment, non-competition, and non-solicitation obligations thereunder, as may be modified by the Separation Agreement (collectively, Consultant’s “Restrictive Covenant Obligations”) or (ii) as set forth in Section 8.3. 2.3. Upon termination of this Agreement, all obligations of the Company under this Agreement shall terminate except with respect to compensation for Services properly rendered prior to the termination notice date and reimbursement of expenses to which Consultant would have been entitled under this Agreement, it being agreed that such compensation and reimbursement shall constitute full settlement of any

CONFIDENTIAL Page 3 of 18 Karen Sims Consulting Agreement #100059892v4 and all claims of Consultant of every description. All of Consultant’s obligations, including without limitation the provisions of this agreement relating to Confidential Information, Trade Secrets and Other Confidential Information under this Agreement shall survive any termination of this Agreement. Any funds held by Consultant which are deemed unearned shall be returned to Company within thirty (30) days after the conclusion or early termination of the Agreement. 2.4. Notwithstanding anything to the contrary herein, if Consultant does not sign the Separation Agreement within the period specified in the Separation Agreement, or Consultant signs the Separation Agreement but revokes acceptance of the Separation Agreement, then this Agreement shall be immediately and automatically terminated. 3. Compensation. 3.1 During the Consulting Period, Consultant will be paid at the rate set forth in Exhibit A (the “Consulting Fee”), payable within 30 days following receipt of an invoice by Consultant for services performed. Upon successful completion of the Consulting Period through the End Date and provided that (i) Consultant signs and does not revoke the release attached as Exhibit B hereto (the “Release”) on the End Date, (ii) Consultant continues to comply with the Restrictive Covenant Obligations and (iii) Consultant continues to comply with this Agreement’s requirements (including without limitation, Sections 5, 6 and 9), any outstanding stock options Consultant holds as of the Separation Date under the Arbutus Biopharma Corporation 2011 Omnibus Share Compensation Plan and the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan (as amended from time to time, the “Equity Plans”) and the applicable award agreements and grant notices thereunder (together with the Equity Plan, collectively, the “Equity Award Documents”), which, by their existing terms, were vested and exercisable as of the Separation Date (the “Vested Stock Options”) will remain outstanding and exercisable until March 24, 2026 (the “Exercise Period Extension”); provided that in no event shall the Vested Stock Options be exercisable after the 10 year anniversary of the applicable grant date of such Vested Stock Options. The Vested Stock Options shall otherwise remain subject to the terms of the Equity Award Documents. Notwithstanding anything to the contrary herein, (i) if Consultant (A) does not timely sign, date and return this Agreement, the Separation Agreement or the Release, (B) revokes Consultant’s execution of this Agreement, the Separation Agreement or the Release or (C) fails to comply with the requirements of this Agreement, the Separation Agreement (including any of Consultant’s obligations hereunder or thereunder) or any of the Restrictive Covenant Obligations, Consultant’s right to the Exercise Period Extension shall immediately cease and Consultant’s Vested Stock Options will automatically revert back to their original post-termination exercise period prior to giving effect to the Exercise Period Extension (and Consultant’s ability to thereafter exercise any Vested Stock Options pursuant to such original post- termination exercise period shall be measured from the Separation Date), and (ii) in no event will any of Consultant’s stock options outstanding under the Equity Plans be entitled to continue vesting following the Separation Date. 3.2 If applicable, all payments under this Agreement are contingent upon Consultant’s completion, execution and sending to Company a completed Form W-9, Form W-8-BEN or other foreign withholding certificate, as applicable. 3.3 In no event shall the total amount invoiced exceed the budget set forth in Exhibit A, unless mutually agreed upon by the parties in writing. Company shall remit payment to Consultant within sixty (60) days of Company’s receipt of an undisputed invoice, in accordance with Company’s invoice processing procedures.

CONFIDENTIAL Page 4 of 18 Karen Sims Consulting Agreement #100059892v4 3.4 Company and Consultant acknowledge and agree that the compensation herein represents the fair market value for the Services, has not been determined in a manner that takes into account the volume or value of any business otherwise generated between the Parties, and shall not obligate or in any manner encourage Consultant to purchase, use, recommend, or arrange for the use of any product developed, manufactured, and/or marketed by Company, any of its affiliates and/or business collaborators, or to affect the formulary status of any products of Company, any of its Affiliates and/or business collaborators, or to affect the formulary status of any products of Company, any of its Affiliates and/or business collaborators. As used herein, the term “Affiliate” of a Party, means a corporation, partnership or other business entity, that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, that Party. A corporation or other entity is regarded as in control of another corporation or entity if it (i) owns or controls, directly or indirectly, fifty percent (50%) or more of the share capital or voting rights of such corporation or other entity, (ii) has the right to appoint directors entitled to cast a majority of the votes on each matter presented to the board of directors or other governing body of such corporation or other entity or (iii) has the power to direct or cause the direction of the management or policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise. 3.5 Consultant agrees to maintain complete and accurate accounting records in accordance with generally accepted accounting principles for a period of two (2) years following termination of this Agreement. Company shall have the right, upon reasonable notice, to audit, at any time, up to one year after payment of its final invoice, Consultant’s records relating to the Fees, direct costs, expenses and disbursements made in connection with the Services. 4. Expense Reimbursements. 4.1. The Company will reimburse Consultant for reasonable travel and other out-of-pocket expenses incurred in the performance of the Services in accordance with Company policy to the extent such expenses have been approved in advance and in writing by the Company. Prior to receiving such reimbursement, Consultant shall submit documentation and receipts for such expenses in excess of $25.00 in sufficient detail for deduction by the Company as an expense. Expenditures in excess of $500.00, and any expenditures beyond $1,000.00 in the aggregate, shall be pre-approved in writing by the Company. 4.2. All reimbursements provided under this Agreement shall be subject to the requirements that (i) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (ii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year in which the expense is incurred and (iii) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit. 5. Confidential Information, Trade Secrets and Nonuse. 5.1. “Confidential Information” means any and all information disclosed directly or indirectly to Consultant and/or its employees, agents, contractors or subcontractors hereunder (collectively, its “Representatives”) in any form (written, oral, or otherwise) by the Company or any of its Affiliates, including but not limited to, its or its Affiliates’ representatives, or learned by the Consultant as a result of or in connection with this Agreement or the Services provided hereunder. Confidential Information includes, without limitation, information about the Company’s or its Affiliates’ business, finances, operations, research and development, clinical studies and related activities (including protocols, data, findings and conclusions), technical information, marketing information, manufacturing information, information about actual or potential transactions conducted or contemplated, regulatory information, and other information about the Company’s discoveries, inventions (whether patentable or not), methods, processes, materials, algorithms, software, specifications, designs, drawings, schematics, data, strategies, plans, prospects, know-how, formulas, processes and ideas (whether tangible or intangible), and including all copies, analyses and derivatives thereof. Any

CONFIDENTIAL Page 5 of 18 Karen Sims Consulting Agreement #100059892v4 documents, memoranda, programs, or drafts which incorporate or include any Confidential Information shall also be deemed Confidential Information. Consultant represents and warrants that its Representatives providing Services to Company and/or its Affiliates hereunder shall be bound by obligations of non-use and non-disclosure with respect to such Confidential Information that are no less stringent than those contained herein, and Consultant further assumes full liability for the acts or omissions by its Representatives that are inconsistent with the Consultant’s obligations hereunder. 5.2. “Trade Secrets” means information not generally known about the Company’s or its Affiliates’ business which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which the Company derives economic value from the fact that the information is not generally known to other persons. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, designs, techniques, improvements, drawings, processes, formulae, financial data, business and product development plans, service reports, price lists, product licensing information, computer programs and source codes of the Company. 5.3. “Other Confidential Information” shall mean all information respecting the business and activities of the Company and its Affiliates, including, without limitation, the terms and provisions of this Agreement, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Company. 5.4. Subject to Consultant’s Protected Rights described in Section 5.6 below, Consultant covenants and agrees that Consultant will treat as confidential and will not use (other than in the performance of Consultant’s duties hereunder), or disclose in any manner either during or after the term of this Agreement any Confidential Information, Trade Secrets or Other Confidential Information. Consultant also agrees that Consultant will diligently protect all Confidential Information, Trade Secrets or Other Confidential Information against loss by inadvertent or unauthorized disclosure and will comply with any regulations established by the Company for the purpose of protecting such information. Consultant shall not input, use, disclose or otherwise process Company Confidential Information, Trade Secrets or Other Confidential Information in any third- party artificial intelligence processing tool, including but not limited to ChatGPT. 5.5. All Confidential Information, Trade Secrets or Other Confidential Information which shall be disclosed to or which shall come into the possession of Consultant, shall be and remain the sole and exclusive property of the Company. Consultant agrees that upon the termination of this Agreement, or at any other time upon request, Consultant will promptly deliver to the Company or destroy the originals and all copies of any Confidential Information, Trade Secrets or Other Confidential Information that are in Consultant’s possession, custody, or control, and any other property belonging to the Company. Upon the written request of the Company, Consultant shall send to Company a certification of its compliance with such destruction or return of Confidential Information, Trade Secrets or Other Confidential Information signed by Consultant. 5.6. Protected Rights. Consultant has the right under federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental entities and self-regulatory organizations. As such, nothing in this Agreement or otherwise prohibits or limits the Consultant from disclosing this Agreement to, or from cooperating with or reporting violations to or initiating communications with, the SEC or any other such governmental entity or self-regulatory organization, and the Consultant may do so without notifying the Company. Neither the Company nor any of its subsidiaries or affiliates may retaliate against the Consultant for any of these activities, and nothing in this Agreement or otherwise requires the Consultant to waive any monetary award or other payment that the Consultant might become entitled to from the SEC or any other governmental entity or self-regulatory organization. Moreover, nothing in this Agreement or otherwise

CONFIDENTIAL Page 6 of 18 Karen Sims Consulting Agreement #100059892v4 prohibits the Consultant from notifying the Company that the Consultant is going to make a report or disclosure to law enforcement. Notwithstanding anything to the contrary in this Agreement or otherwise, as provided for in the Defend Trade Secrets Act of 2016 (18 U.S.C. § 1833(b)), the Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Without limiting the foregoing, if the Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Consultant may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if the Consultant (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. 5.7. Publications. Consultant agrees to submit to the Company for review any proposed publication that contains any discussion relating to the Company, its Confidential Information, the items to be provided or actually provided by Consultant to Company under this Agreement, including items specifically designated or characterized as deliverables in Exhibit A (“Deliverables”), the Services, or any results of the Services. Consultant agrees that it may not publish any such information without the prior written consent of the Company on a case-by-case basis. 6. Inventions. 6.1. The terms and provisions of this Section 6 shall apply only to Inventions (as hereinafter defined) which Consultant makes, develops, or conceives, either solely or jointly with others, while Consultant is providing services to the Company or within one year after termination of this Agreement or with the use of the Company’s Confidential Information, Trade Secrets, Other Confidential Information, material, facilities, employees or advisors. 6.2. Ownership of inventions, discoveries, works of authorship and other developments existing as of the date of this Agreement, and all patents, copyrights, trade secret rights and other intellectual property rights therein (collectively, “Pre-existing Intellectual Property”), is not affected by this Agreement, and neither party shall have any claims to or rights in any Pre-existing Intellectual Property of the other party, except as may be otherwise expressly provided in any other written agreement between the Parties. 6.3. Subject to Section 6.1 above, Consultant hereby assigns and agrees to assign to the Company, its successors, assigns, or designees, all of Consultant’s rights to any and all inventions, improvements, discoveries, processes, formulae, designs, technical information, know-how, data, specifications, Confidential Information, Trade Secrets, Other Confidential Information, test results, patents, trademarks, copyrights, computer programs, and other proprietary information relating to the development, production, manufacturing, distribution, commercialization and licensing of pharmaceutical or any other products or product candidates (“Inventions”) which, during the term this Agreement, Consultant makes, develops, or conceives, either solely or jointly with others, while Consultant is providing Services to the Company or with the use of the Company’s Confidential Information, Trade Secrets, Other Confidential Information, material, facilities, employees or advisors. 6.4. Subject to Section 6.1 above, Consultant agrees to fully and promptly disclose in writing to the Company any such Inventions as such Inventions from time to time may arise. Such disclosure shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art of which the invention pertains, a clear understanding of the nature, purpose, operations, and, to the extent known, the physical, chemical, biological or other characteristics of the Invention. Consultant further agrees, without charge to the Company other than reimbursement of Consultant’s reasonable out-of- pocket- expenses, to execute and deliver all such further documents, including applications for patents and

CONFIDENTIAL Page 7 of 18 Karen Sims Consulting Agreement #100059892v4 copyrights, and to perform such acts, at any time during or after the term of this Agreement as may be necessary, to obtain patents or copyrights in respect of the Inventions and to vest title to such Inventions in the Company, its successors, assigns, or designees and to carry out the purpose of this Section. Without limiting the generality of the foregoing, Consultant further agrees to give all lawful testimony, including without limitation depositions, during or after the term this Agreement, which may be required in connection with any proceedings involving any Confidential Information, Trade Secret, Other Confidential Information, patent or patent application so assigned by Consultant. 7. Remedies and Special Severability. 7.1. Consultant acknowledges and agrees that by virtue of the duties and responsibilities attendant to Consultant’s performance of the Services and the special knowledge of the Company’s affairs, business, clients, and operations, that the Consultant will have as a consequence of such Services, irreparable loss and damage if Consultant should breach or violate any of the covenants and agreements contained in Sections 5, 6, 7 and/or 9 hereof. Consultant further acknowledges and agrees that each of such covenants is reasonably necessary to protect and preserve the business and the assets of the Company. Consultant acknowledges and agrees that the Company will have no adequate remedy at law and would be irreparably harmed, if Consultant actually breaches or threatens to breach any of the provisions of Sections 5, 6, and/or 7 hereof. Consultant agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any actual breach or contemplated breach of Sections 5, 6, and/or 7 hereof, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Company may have. Consultant further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Sections 5, 6, 7 and/or 8 hereof, raise the defense that the Company has an adequate remedy at law. 7.2. Nothing contained in this Agreement shall limit, abridge, or modify the rights of the Company under applicable trade secret, trademark, copyright, or patent law or under the laws of unfair competition. 7.3. The terms and provisions of Sections 5, 6, 7 and/or 8 hereof are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. It is the intention of the Parties to this Agreement that the potential restrictions on Consultant’s conduct are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of Sections 5, 6, 7 and/or 8 unreasonable in duration or geographic scope or otherwise, the restrictions and prohibitions contained therein shall be effective to the fullest extent allowed under applicable law in such jurisdiction. 8. Compliance. 8.1. Consultant represents, warrants and covenants that: 8.1.1. Consultant has not been debarred or received notice of any action or threat with respect to debarment under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a) or any similar legislation applicable in the US or in any other country where the Company intends to develop its activities and Consultant agrees to promptly notify the Company upon receipt of any such notice or similar notice and further agrees, upon the Company’s request, to provide a separate written certification, on a form provided by the Company, to this effect; 8.1.2. Consultant has not made, offered or solicited and will not make, offer or solicit any remuneration, kickbacks, or anything else of value to any person or entity in violation of the federal Anti-Kickback Statute (42 U.S.C. § 1320-a7b(b)) or any applicable state anti-kickback

CONFIDENTIAL Page 8 of 18 Karen Sims Consulting Agreement #100059892v4 statutes; 8.1.3. Consultant conducts its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act, as amended, the UK Bribery Act, and other similar anti- corruption legislation in other jurisdictions. 8.1.4. Consultant will not, engage in any activity, practice or conduct that would breach or contravene all applicable laws regarding tax evasion or the facilitation of tax evasion in connection with this Agreement; 8.2. Consultant shall notify Company immediately if, at any time during the term of this Agreement, any compliance representation and warranty is no longer true, complete, or accurate. 8.3. Notwithstanding anything to the contrary in this Agreement, Company may, in addition to its other rights and remedies it may have, immediately terminate this Agreement in the event Company receives any information which it, in good faith, determines to be evidence of an actual, alleged, possible or potential breach by Consultant of any compliance representation, warranty or covenant. In the event of such termination, Company shall have no liability to Consultant for any charges, fees, reimbursements or other compensation or claims under this Agreement, including for services previously performed, and Consultant shall be responsible for any loss, cost, claim, liability, penalty or damage Company may incur resulting from the breach of this Section 9 (including, without limitation, those arising as a consequence of Company’s termination of this Agreement). 9. Insider Trading. Consultant may come into possession of material nonpublic information related to Company’s publicly listed Affiliates, including without limitation, Arbutus Biopharma Corporation (NASDAQ: ABUS) and Roivant Sciences Ltd. (NASDAQ: ROIV), as a result of its relationship with the Company. Consultant acknowledges the securities trading laws and regulations applicable to U.S. listed entities and agrees to comply with such laws and regulations including, without limitation, laws and regulations governing insider trading, while in possession of such information. 10. Notices. All notices, requests, consents, and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person (including delivery by overnight or express courier or electronic mail), duly sent by certified mail, return receipt requested, proper postage prepaid, or sent by electronic mail, addressed to such party at the address set forth below or such other addresses as may hereafter be designated in writing by the addressee to the addressor listing all parties: Company: Arbutus Biopharma, Inc. Attn: General Counsel 701 Veterans Circle Warminster, PA 18974 Consultant: Karen Sims XXXXXX All such notices, advices, and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of actual personal receipt, (b) in the case of mailing, (i) the next business day after being sent by a well-established commercial overnight service or (ii) on the third day after the posting by certified

CONFIDENTIAL Page 9 of 18 Karen Sims Consulting Agreement #100059892v4 mail, return receipt requested, and (c) in the case of electronic mail, the next business day after sending provided that the sender does not receive an undeliverable notification. If notice is delivered to Company by mail, notice will not be deemed to be complete unless and until such notice was also provided by email to the Company’s email address specified above (or to such other email address as the Company may from time to time designate). 11. Indemnity; Limitation of Liability. Consultant hereby agrees to indemnify and hold the Company and its affiliates and its and their directors, officers, employees, and agents harmless from and against any and all liabilities, losses, damages, costs and expenses (including without limitation reasonable attorneys’ fees) related to any third-party claim, suit, action or proceeding arising out of (i) the negligence, willful misconduct or material breach of any obligation, representation or warranty by Consultant in performing Services for the Company under this Agreement; (ii) a breach by Consultant of the intellectual property provisions herein; or (iii) an allegation that any of Consultant’s Pre-Existing Intellectual Property, Deliverables or Services infringe upon or misappropriate any third-party patent, copyright, trademark, trade secret or other intellectual property right of such party. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL THE COMPANY BE LIABLE TO CONSULTANT FOR ANY LOST PROFITS OR LOST BUSINESS OR FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, AND REGARDLESS OF WHETHER THE COMPANY HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. The provisions outlined in the Consultant's Indemnity Agreement dated 24 July 2023 will remain in effect through the last day of the Consulting Period. 12. Binding Agreement; Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement may not be assigned in whole or in part by Consultant without Company’s prior written consent. Company may assign this Agreement and/or its rights and obligations hereunder without the consent of the Consultant to: (i) any affiliate; (ii) an assignee or successor in interest (by merger, operation of law or otherwise); or (iii) a purchaser of all or substantially all of its business to which this Agreement relates. 13. Severable Provisions. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partial enforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable. 14. Waiver. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the other party.

CONFIDENTIAL Page 10 of 18 Karen Sims Consulting Agreement #100059892v4 15. Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to Consultant’s provision of the Services and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto and may not be changed orally, but only by an agreement in writing signed by the Party against whom the enforcement of any waiver, change, modification, extension, or discharge is sought. 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means which preserves the original graphic and pictorial appearance of the Agreement, shall have the same effect as physical delivery of the paper document bearing the original signature. 17. Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law of any jurisdiction. The Parties will submit any dispute or claim arising under this Agreement to the exclusive jurisdiction of the U.S. federal or state courts within the Commonwealth of Pennsylvania, and the Parties hereby submit to, and waive any objection to, personal jurisdiction and venue in such courts for such purpose. 18. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. [signature page follows]

CONFIDENTIAL Page 11 of 18 Karen Sims Consulting Agreement #100059892v4 IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have caused this Agreement to be duly executed as of the date set forth. COMPANY: ARBUTUS BIOPHARMA, INC. By: /s/ Lindsay Androski Name: Lindsay Androski Title: Chief Executive Officer Date: March 28, 2025 CONSULTANT: KAREN SIMS, MD, PhD By: /s/ Karen D Sims Date: March 28, 2025

CONFIDENTIAL Page 12 of 18 Karen Sims Consulting Agreement #100059892v4 EXHIBIT A Description of Consultant’s Services  Project Name or Services Reference: Consulting and transition services related to ongoing research and development efforts by the Company.  Rate of Compensation: $400.00 per hour.  Number of Hours: As needed. Consultant agrees to make reasonable efforts to be available and provide support promptly upon request to ensure seamless transition.  Deliverable(s): As may be requested by the Company.

CONFIDENTIAL Page 13 OF 18 #100059892v4 EXHIBIT B Release Agreement This release (this “Agreement”) is made as of the date set forth below in connection with the consulting agreement (the “Consulting Agreement”) by and between Arbutus Biopharma, Inc. (the “Company”), a Delaware corporation, having a place of business at 701 Veterans Circle, Warminster, PA 18974, and Karen Sims, an individual (“Consultant”) with domicile in XXXXXX, in association with Consultant’s termination of consulting service with the Company. In this Agreement, references to Consultant refer to “you” and Arbutus Biopharma, Inc. is referred to as the “Company.” Together, you and the Company are referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meanings set forth in the Consulting Agreement. 1. YOU ARE RELEASING AND WAIVING CLAIMS. While it is very important that you read this entire Agreement carefully, it is especially important that you read this Section carefully, because it lists important rights you are giving up if you decide to enter into this Agreement. What Are You Giving Up? It is the Company’s position that you have no legitimate basis for bringing a legal action against it. You may agree or believe otherwise or simply not know. However, if you execute this Agreement, you will, except for certain exceptions described in Section 5 (including your Protected Rights), give up your ability to bring a legal action against the Company and others, including, but not limited to its subsidiaries and affiliates. More specifically, by executing this Agreement, you will give up any right you may have to bring various types of “Claims,” which means possible lawsuits, claims, demands and causes of action of any kind (based on any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, by reason of any act or omission up to and including the date on which you execute this Agreement. You are also giving up potential Claims arising under any contract or implied contract, including but not limited to your Consulting Agreement or any handbook, tort law or public policy having any bearing on your engagement or the termination of your service, such as Claims for wrongful discharge, discrimination, hostile work environment, breach of contract, tortious interference, harassment, bullying, infliction of emotional distress, defamation, back pay, vacation pay, sick pay, wage, commission or bonus payment, equity grants, stock options, restricted stock option payments, payments under any bonus or incentive plan, attorneys’ fees, costs and future wage loss. This Agreement includes a release of your right to assert a Claim of discrimination on the basis of age, sex, race, religion, national origin, marital status, sexual orientation, gender identity, gender expression, ancestry, parental status, handicap, disability, military status, veteran status, harassment, retaliation, attainment of benefit plan rights, or any other characteristic protected under applicable federal, state or local laws. However, as described in Section 5, this Agreement does not and cannot prevent you from asserting your right to bring a claim against the Company and Releasees, as defined below, before the Equal Employment Opportunity Commission or other agencies enforcing non-discrimination laws or the National Labor Relations Board, or otherwise interfere with your Protected Rights.

CONFIDENTIAL Page 14 of 18 Karen Sims Consulting Agreement #100059892v4 Whose Possible Claims Are You Giving Up? You are waiving Claims that you may otherwise be able to bring. You are not only agreeing that you will not personally bring these Claims in the future, but that no one else will bring them in your place, such as your heirs and executors, and your dependents, legal representatives and assigns. Together, you and these groups of individuals are referred to in the Agreement as “Releasors.” Who Are You Releasing From Possible Claims? You are not only waiving Claims that you and the Releasors may otherwise be able to bring against the Company, but also Claims that could be brought against “Releasees,” which means the Company and all of their past, present and future:  shareholders  officers, directors, employees, attorneys, agents and insurers  parent entities, subsidiaries, divisions and affiliated and related entities, including Roivant Sciences Ltd. (“Roivant”) and any of its direct or indirect subsidiaries (which such subsidiaries include, for the avoidance of doubt, Genevant Sciences Ltd. (“Genevant”) and its direct or indirect subsidiaries)  employee benefit and pension plans or funds  successors and assigns  trustees, fiduciaries and administrators Possible Claims You May Not Know. It is possible that you may have a Claim that you do not know exists. By entering into this Agreement, subject to your Protected Rights (as described in Section 5 below), you are giving up all Claims that you ever had including Claims arising out of your engagement of service or the termination of your service. Even if Claims exist that you do not know about, you are giving them up. What Types of Claims Are You Giving Up? In exchange for the Exercise Period Extension, you (on behalf of yourself and the Releasors) forever release and discharge the Company and all of the Releasees from any and all Claims, including without limitation, Claims arising under the following laws (including amendments to these laws and comparable state laws):  The Age Discrimination in Employment Act;  The Older Workers Benefit Protection Act;  Title VII of the Civil Rights Act of 1964;  Sections 1981 through 1988 of Title 42 of the United States Code;  The Civil Rights Act of 1991;  The Equal Pay Act;  The Americans with Disabilities Act;  The Rehabilitation Act;  The Employee Retirement Income Security Act;  The Worker Adjustment and Retraining Notification Act;  The National Labor Relations Act;  The Fair Credit Reporting Act;  The Occupational Safety and Health Act;  The Uniformed Services Employment and Reemployment Act;  The Employee Polygraph Protection Act;  The Immigration Reform Control Act;  The Family and Medical Leave Act;  The Genetic Information Nondiscrimination Act;

CONFIDENTIAL Page 15 of 18 Karen Sims Consulting Agreement #100059892v4  The Federal False Claims Act;  The Patient Protection and Affordable Care Act;  The Consolidated Omnibus Budget Reconciliation Act;  The Lilly Ledbetter Fair Pay Act; and  Any federal, statute, law, amendment, directive, order, and/or regulation enacted in response to the COVID-19 pandemic.  The Pennsylvania Human Relations Act;  The Pennsylvania Minimum Wage Act;  The Pennsylvania Wage Payment and Collection Law; and  Wrongful discharge, discrimination, retaliation, or other violation of the Pennsylvania Whistleblower Law;  The New Jersey Law Against Discrimination;  The New Jersey Constitution;  The New Jersey Family Leave Act;  The New Jersey Earned Sick Leave Law;  The New Jersey Conscientious Employee Protection Act;  The New Jersey state wage and hour laws;  Any other legal or contractual duty arising under the laws of the State of New Jersey; and  Any other Claims arising under federal, state, or local law. You Are Giving Up Potential Remedies and Relief. You are waiving any relief that may be available to you (such as money damages, equity grants, benefits, attorneys’ fees, and equitable relief such as reinstatement) under any of the waived Claims, except as provided in Section 5 (including your Protected Rights). This Release Is Extremely Broad. This release is meant to be as broad as legally permissible and applies to both employment-related and non-employment-related Claims up to the time that you Execute this Agreement. This release includes a waiver of jury trials and non-jury trials. This Agreement does not release or waive Claims or rights that, as a matter of law, cannot be waived, which include, but are not necessarily limited to, the exceptions to your release of claims or covenant not to sue referenced in Section 5 (including your Protected Rights). 2. YOU ARE AGREEING NOT TO SUE. Except as provided in Section 5 (including with respect to your Protected Rights), you agree not to sue or otherwise bring any legal action against the Company or any of the Releasees ever for any Claim released in Section 1 arising before you execute this Agreement. You are not only waiving any right you may have to proceed individually, but also as a member of a class or collective action. You waive any and all rights you may have had to receive notice of any class or collective action against Releases for claims arising before you execute this Agreement. In the event that you receive notice of a class or collective action against Releasees for claims arising before you execute this Agreement, you must “opt out” of and may not “opt in” to such action. You are also giving up any right you may have to recover any relief, including money damages, from the Releasees as a member of a class or collective action. 3. Representations Under The FMLA (leave law) And FLSA (wage and hour law).

CONFIDENTIAL Page 16 of 18 Karen Sims Consulting Agreement #100059892v4 Subject to your Protected Rights (as described in Section 5 below), you represent that you are not aware of any facts that might justify a Claim by you against the Company for any violation of the Family and Medical Leave Act (“FMLA”). You also represent that you have received all compensation for all work you performed and any commissions, bonuses, stock options, restricted stock option payments, overtime compensation and FMLA leave to which you may have been entitled, and that, subject to your Protected Rights (as described in Section 5 below), you are not aware of any facts constituting a violation by the Company or Releasees of any violation of the Fair Labor Standards Act or any other federal, state or municipal laws. 4. You Have Not Already Filed An Action. Subject to your Protected Rights (as described in Section 5 below), you represent that you have not sued or otherwise filed any actions (or participated in any actions) of any kind against the Company or Releasees in any court or before any administrative or investigative body or agency. The Company is relying on this assurance in entering into this Agreement. 5. Exceptions To Your Release Of Claims And Covenant Not To Sue. Excluded Claims In Sections 1 and 2, you are releasing Claims and agreeing not to sue, but there are exceptions to those commitments. Specifically, nothing in this Agreement prevents you from bringing a legal action or otherwise taking steps to the following (collectively, the “Excluded Claims”):  Enforce the terms of this Agreement; or  Pursue claims for your rights to vested benefits under any Company retirement, 401(k), profit- sharing or other deferred compensation plan, subject to the terms and conditions of such plans; or  Challenge the validity of this Agreement; or  Make any disclosure of information required by law; or  File a charge or complaint with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission (the “SEC”), the Department of Justice (“DOJ”) or any other federal, state or local governmental agency or commission (“Government Agencies”), although you are giving up any right you may have to recover any relief, including money damages, from the Releasees in connection with a charge filed with the EEOC; or  File a lawsuit or other action to pursue Claims that arise after you execute this Agreement. Your Protected Rights Nothing in this Agreement or otherwise limits your ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to any Government Agencies or self-regulatory organization regarding possible legal violations, without disclosure to the Company. You do not need the prior

CONFIDENTIAL Page 17 of 18 Karen Sims Consulting Agreement #100059892v4 authorization of the Company to make any such reports or disclosures, and you shall not be required to notify the Company that such reports or disclosures have been made. The Company may not retaliate against you for any of these activities, and nothing in this Agreement requires you to waive any monetary award or other payment that you might become entitled to from the SEC or any other Government Agency or self-regulatory organization except as set forth above. In addition, pursuant to the Defend Trade Secrets Act of 2016, you acknowledge and understand that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of the trade secrets of the Company or any of its affiliates that is made by you (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Your rights described in the above two paragraphs are collectively referred to as your “Protected Rights”. 6. Your Continuing Obligations. You acknowledge and re-affirm your continuing obligations pursuant to your Existing Employment Agreement (including the Restrictive Covenant Obligations) and the Separation Agreement (including, without limitation, Section 15 and 16 thereof), including your confidentiality, invention assignment, non-competition, and non-solicitation obligations, the terms of which are incorporated herein by reference and made part of this Agreement. Nothing in this Agreement should be read to prevent you from exercising your rights under Section 7 of the National Labor Relations Act, including by communicating with coworkers, former coworkers, and others, including third parties, regarding the terms and conditions of your engagement of service with the Company, or from making truthful statements or disclosures to any government agency in response to a subpoena or other valid legal process, or as otherwise required under applicable law.

CONFIDENTIAL Page 18 OF 18 #100059892v4 IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have caused this Agreement to be duly executed as of the date set forth. COMPANY: ARBUTUS BIOPHARMA, INC. By: /s/ Lindsay Androski Name: Lindsay Androski Title: Chief Executive Officer Date: 04/25/2025 CONSULTANT: KAREN SIMS, MD, PhD By: /s/ Karen D. Sims Date: 04/30/2025